UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: March 10, 2015

VG LIFE SCIENCES, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-26875 (Commission File Number)	33-0814123 (IRS Employer Identification Number)

121 Gray Avenue, Suite 200

Santa Barbara, CA 93101

(Address of Principal Executive offices)

(805) 879-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02     Termination of a Material Definitive Agreement.

Effective July 2013 and amended in September 2014, we entered into a Patent License Agreement with Scott & White Healthcare (“S&W”) with respect to certain intellectual property and patents developed or co-developed by Dr. M. Karen Newell for her employer, Texas A &M University Hospital Science Center (“HSC”). HSC has previously granted S&W the exclusive right to market and license these rights. Under the Patent License Agreement, S&W granted us an exclusive license under the patent rights and intellectual property to make, have made, use and sell the licensed products worldwide and in all applications, to the end of the patent term. The U.S. and International provisional patent rights include MHC Engagement and CLIP Modulation for the Treatment of Disease, CLIP Modulation for the Treatment of Mucosal Diseases, Cancer Biomarkers, Therapeutics and Methods and Products For Treating Preeclampsia and Modulating Blood Pressure, and Treating Neurological Diseases.

We were required to make an initial $50,000 payment to S&W, and were obligated to make royalty payments to S&W of 3% of net sales in developed countries and 0.5% of net sales in underdeveloped countries, of licensed products or services requiring their use, subject to adjustment as defined in the agreement. In consideration for Amendment 1 dated September 9, 2014, we were required to make an additional payment of $25,000 to S&W. Additionally, in order to maintain the license, we were required to pay S&W minimum annual consideration, in combination with the aforementioned royalties, as follows:

(a)	Calendar Year 2013, payable January 1, 2014	$20,000
(b)	Calendar Year 2014, payable January 1, 2015	$20,000
(c)	Calendar Year 2015, payable January 1, 2016	$87,500
(d)	Calendar Year 2016, payable January 1, 2017	$125,000
(e)	Calendar Year 2017, payable January 1, 2018	$187,000
(f)	Calendar Year 2018, payable January 1, 2019 and each January 1 year thereafter through the expiration of the Agreement	$250,000

In addition, we were obligated for certain milestone payments –

•	For each Phase I clinical trial - $100,000
•	Upon successful conclusion of each Phase III clinical trial or any other clinical trial following a Phase II clinical trial for each licensed product - $500,000
•	Upon each regulatory/market approval on each licensed product/indication - $2,000,000.

We were responsible for prosecution and maintenance of the patent rights after the effective date and would have been directly responsible for such future expenses of filing and protection of patent claims, including counsel fees. The Patent License Agreement contained other obligations for timely periodic reporting of its activities and other matters that are material to maintenance of the patent rights.

We were in compliance with these payment terms, except that the payment due January 1, 2015 was not made. As a result, we received notice of termination on March 10, 2015, which resulted in termination under the original Patent License Agreement on May 9, 2015. S&W has the right under the Patent License Agreement to charge daily interest on overdue payments commencing on the 31st day after the payment is due at the lower of either one and a half percent per month or the highest legal interest rate. This right does not terminate upon the termination of the Patent License Agreement.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1*	Amendment No. 1 to the Exclusive License Agreement between Scott & White Healthcare and VG Life Sciences, Inc., dated September 9, 2014.

*filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VG LIFE SCIENCES, INC.

Date: May 18, 2015	By: /s/ John Tynan
Name: John Tynan
Title: Chief Executive Officer

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